Exhibit 99.1

Investor Relations Contact:
Leslie Green
Green Communications Consulting, LLC
(650) 312-9060
leslie@greencommunicationsllc.com

NetLogic Microsystems Announces Second Quarter 2011 Financial Results

•	Q2 FY 2011 Net Revenues: $103.7 million

•	Q2 FY 2011 GAAP Net Loss: $35.2 million; $0.51 per share (diluted)

•	Q2 FY 2011 Non-GAAP Net Income: $33.7 million; $0.45 per share (diluted)

SANTA CLARA, Calif. – July 28, 2011 – NetLogic Microsystems, Inc. (NASDAQ: NETL), a worldwide leader in high performance intelligent semiconductor solutions for next-generation Internet networks, today announced financial results for its second quarter ended June 30, 2011.

Revenue for the second quarter of 2011 was $103.7 million, a 5.1% sequential increase from $98.7 million for the first quarter of 2011 and a 9.1% increase from $95.0 million for the second quarter of 2010.

Second quarter 2011 net loss, determined in accordance with generally accepted accounting principles (GAAP), was $35.2 million or $0.51 per diluted share. By comparison, GAAP net loss was $4.8 million or $0.08 per diluted share for the second quarter of 2010.  GAAP net loss for second quarter 2011 included stock-based compensation and related payroll taxes, changes in contingent earn-out liability, amortization of intangible assets, fair value adjustments of acquired inventory and related taxes, acquisition-related costs, a gain recognized on a pre-acquisition investment in Optichron, Inc, and an impairment charge on another investment.  Excluding these items, non-GAAP net income for the second quarter of 2011 was $33.7 million or $0.45 per diluted share, compared with $0.38 per diluted share for the second quarter of 2010.

Management Qualitative Comments

“With continued positive trends in the wireless infrastructure market, we are seeing healthy demand for our products”, said Ron Jankov, president and CEO.  “Our multi-core processors posted record revenue in Q2 and we are also beginning early stage volume ramps of our NL10k and NL11k knowledge-based processors, optimized for handling IPv6 traffic.  Our product development continues at an accelerated pace across our multi-core, knowledge-based processor, physical layer and digital front-end processor families, which we believe is driving a sizeable expansion of our TAM and significant growth opportunities over the next several years.”

Recent Highlights

•	ZTE Corporation has selected the company’s industry-leading digital front-end (DFE) processors for ZTE’s RRU8882 remote radio unit (RRU) platform for LTE common-platform base stations.

•
The company announced the availability of the XLP316T multi-core processor, which is optimized to deliver unparalleled performance and intelligence for the rapidly growing storage-area networking (SAN) and network-attached storage (NAS) markets in data center, enterprise and small-to-midsize business (SMB) networks.  In a recent Microprocessor Report article, the XLP316T multi-core processor was reviewed as a device that “will deliver far more throughput than competing quad-core processors at similar power levels.”

•
The company and EZchip announced that the companies are collaborating to deliver the industry's highest performance, merchant, packet-processing solutions for IPv6-ready Terabit class systems. By optimizing and implementing exclusive operational modes in both EZchip's NP-4 100Gbps network processor (NPU) and the company’s NL11k knowledge-based processor, the companies are enabling customers to achieve enhanced performance and functionality when using both the processors together when compared to alternative solutions.

•
The company was recognized as having one of the top 50 patent portfolios by The Patent BoardTM in its quarterly Semiconductor Industry Scorecard in a Wall Street Journal article. The company’s patent portfolio ranked 8th in Industry ImpactTM, which is based on the extent to which other companies are building upon a portfolio of issued US utility patents as compared to the total set of utility patents. The company has more than 550 issued U.S. and foreign patents covering a wide range of innovations.

•
The company’s best-in-class NL10k knowledge-based processor optimized for IPv6 processing was selected by Alcatel-Lucent for its multi-terabit IP Service Router portfolio. The company’s NL10k IPv6 knowledge-based processor has been developed in close collaboration with Alcatel-Lucent's distinguished R&D team, and has been optimized for Alcatel-Lucent's FP3 network processor and traffic manager.

•
The company began volume production for its NL11k family of IPv6 knowledge-based processors for delivery to customers' next generation of IPv6 switches and routers. The first of over two dozen IPv6 systems from leading original equipment manufacturers (OEMs) that are using the NL11k knowledge-based processors will begin shipping in production in the third quarter of 2011, with the remaining customer systems expected to commence shipping over the following twelve months.

•
The company announced that it has received, and is now accepting orders for volume production for its best-in-class XLP316L multi-core, multi-threaded processors from customers developing next-generation LTE base stations. The company’s industry-leading XLP316L multi-core processor delivers unparalleled performance and sets a new standard for Tier One OEMs developing highly differentiated eNodeB solutions for LTE and LTE-Advanced.

•
The company closed its acquisition of Optichron, Inc., a provider of 3G/4G LTE base station digital front-end (DFE) processors.  Shortly thereafter, the company announced the availability of the OP6100 family of DFE processors that deliver 65MHz of occupied bandwidth, 145MHz of total bandwidth and 325MHz of pre-distortion bandwidth for next-generation 3G and 4G/LTE base stations, remote radio heads (RRUs) and distributed antenna systems (DAS).

Conference Call

To listen to the conference call, dial (800) 884-5695 ten minutes prior to the start of the call, using the passcode 59025389. International callers, dial (617) 786-2960. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial (888) 286-8010 and enter passcode 15981872. International callers dial (617) 801-6888.

The conference call will be available via a live webcast on the investor relations section of NetLogic Microsystems’ web site at http://www.netlogicmicro.com.  Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software.  An archived webcast replay will be available on the web site for three months.

About NetLogic Microsystems

NetLogic Microsystems, Inc. (NASDAQ: NETL) is a worldwide leader in high-performance intelligent semiconductor solutions that are powering next-generation Internet networks.  NetLogic Microsystems’ best-in-class products perform highly differentiated tasks of accelerating complex network traffic to significantly enhance the performance and functionality of advanced 3G/4G mobile wireless infrastructure, data center, enterprise, metro Ethernet, edge and core infrastructure networks.  NetLogic Microsystems’ market-leading product portfolio includes high-performance multi-core processors, knowledge-based processors, content processors, network search engines, ultra low-power embedded processors, digital front-end processors and high-speed 10/40/100 Gigabit Ethernet PHY solutions.  These products are designed into high-performance systems such as switches, routers, wireless base stations, security appliances, networked storage appliances, service gateways and connected media devices offered by leading original equipment manufacturers (OEMs).  NetLogic Microsystems is headquartered in Santa Clara, California, and has offices and design centers throughout North America, Asia and Europe.  For more information about products offered by NetLogic Microsystems, call +1-408-454-3000 or visit the NetLogic Microsystems Web site at http://www.netlogicmicro.com.

NetLogic Microsystems, the NetLogic Microsystems logo and XLP are trademarks of NetLogic Microsystems, Inc.  XLP is a registered trademark of NetLogic Microsystems, Inc. All other trademarks are the properties of their respective owners.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding NetLogic Microsystems’ business which are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our products, the volume of sales to our principal product customers, the timing of our receipt of customer orders during the quarter, manufacturing yields for our products, the timing of manufacture and delivery of product by our foundry suppliers, potential warranty claims and product defects, the length of our sales cycles, our average selling prices, our ability to successfully develop and sell new products, the effects of any business acquisitions that we might make, the strength of the OEM networking equipment market and the cyclical nature of that market and the semiconductor industry. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s reports on Forms 10-K and 10-Q, as well as other reports that NetLogic Microsystems files from time to time with the Securities and Exchange Commission which are available at http://www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement, and NetLogic Microsystems undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

NETLOGIC MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
(UNAUDITED)

	Three months ended		Six months ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenue	$103,689	$95,014	$202,358	$181,265
Cost of revenue*	43,221	43,012	81,463	94,343
Gross profit	60,468	52,002	120,895	86,922
Operating expenses:
Research and development*	40,789	32,035	73,614	60,090
Selling, general and administrative*	21,311	20,132	41,725	39,856
Change in contingent earn-out liability	36,711	5,164	36,711	50,411
Acquisition-related costs	1,446	-	1,933	735
Total operating expenses	100,257	57,331	153,983	151,092
Loss from operations	(39,789)	(5,329)	(33,088)	(64,170)
Other income (expense):
Gain recognized on investment in Optichron, Inc.	4,259	-	4,259	-
Impairment charge on other investment	(1,276)	-	(1,276)	-
Interest and other income (expense), net	93	(53)	404	(110)
Loss before income taxes	(36,713)	(5,382)	(29,701)	(64,280)
Benefit from income taxes	(1,532)	(547)	(524)	(2,108)
Net loss	$(35,181)	$(4,835)	$(29,177)	$(62,172)
Net loss per share - Basic and Diluted	$(0.51)	$(0.08)	$(0.43)	$(1.03)
Shares used in calculation - Basic and Diluted	68,560	62,875	68,489	60,502

*	Includes stock-based compensation and related payroll taxes, and amortization of intangible assets as follows (in thousands):

	Three months ended		Six months ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Stock-based compensation and related payroll taxes:
Cost of revenue	$280	$143	$521	$369
Research and development	11,124	6,753	17,051	13,256
Selling, general and administrative	4,764	5,714	9,705	11,864
Total	$16,168	$12,610	$27,277	$25,489

Amortization of intangible assets:
Cost of revenue	$14,758	$9,665	$25,413	$19,396
Selling, general and administrative	1,258	913	2,171	1,826
Total	$16,016	$10,578	$27,584	$21,222

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of stock-based compensation and related payroll taxes, change in contingent earn-out liability, amortization of intangible assets, fair value adjustments of acquired inventory and related taxes, acquisition-related costs, lease termination costs, a gain recognized on a pre-acquisition  investment in Optichron, Inc., an impairment charge on another investment, and the effects of excluding stock-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We have excluded stock-based compensation expense and changes in contingent earn-out liability in calculating these non-GAAP financial measures.  These expenses rely on valuations based on future events such as the market price of our common stock and revenue generated from products acquired in the RMI and Optichron acquisitions during a defined period following the close that are difficult to predict and are affected by market factors that are largely not within the control of management. We have excluded stock related payroll taxes, amortization of intangible assets, fair value adjustments related to acquired inventory and the related tax effect, acquisition-related costs, a gain recognized on an investment in Optichron, Inc., and an impairment charge on another investment because we do not consider them to be related to our core operating performance.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate management’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated July 28, 2011 that the Company has submitted to the Securities and Exchange Commission.

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME
(IN THOUSANDS)
(UNAUDITED)

	Three months ended		Six months ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
GAAP net loss	$(35,181)	$(4,835)	$(29,177)	$(62,172)
Reconciling items:
Stock-based compensation and related taxes	16,168	12,610	27,277	25,489
Changes in contingent earn-out liability	36,711	5,164	36,711	50,411
Amortization of intangible assets	16,016	10,578	27,584	21,222
Fair value adjustments of acquired inventory	2,381	3,778	2,381	16,018
Acquisition-related costs	1,446	-	1,933	735
Lease termination costs	-	503	-	503
Gain recognized on investment in Optichron	(4,259)	-	(4,259)	-
Impairment charge on other investment	1,276	-	1,276	-
Tax effect of inventory fair value adjustment	(847)	(1,356)	(847)	(5,618)
Non-GAAP net income	$33,711	$26,442	$62,879	$46,588

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF GAAP DILUTED NET INCOME (LOSS) PER SHARE TO
NON-GAAP DILUTED NET INCOME PER SHARE
(UNAUDITED)

	Three months ended		Six months ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
GAAP net loss per share - Diluted	$(0.51)	$(0.08)	$(0.43)	$(1.03)
Reconciling items:
Stock-based compensation and related taxes	0.21	0.18	0.36	0.38
Changes in contingent earn-out liability	0.49	0.07	0.49	0.74
Amortization of intangible assets	0.21	0.15	0.37	0.31
Fair value adjustments of acquired inventory	0.03	0.05	0.03	0.24
Acquisition-related costs	0.02	-	0.03	0.01
Lease termination costs	-	0.01	-	0.01
Gain recognized on investment in Optichron	(0.06)	-	(0.06)	-
Impairment charge on other investment	0.02	-	0.02	-
Tax effect of inventory fair value adjustment	(0.01)	(0.02)	(0.01)	(0.08)
Difference in shares count between diluted GAAP and diluted non-GAAP calculation	0.05	0.02	0.04	0.11
Non-GAAP net income per share - Diluted	$0.45	$0.38	$0.84	$0.69

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF THE SHARES USED FOR GAAP DILUTED
NET INCOME (LOSS) PER SHARE CALCULATION TO THE SHARES USED FOR
NON-GAAP DILUTED NET INCOME PER SHARE CALCULATION
(IN THOUSANDS)
(UNAUDITED)

	Three months ended		Six months ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Shares used in calculation - Diluted (GAAP)	68,560	62,875	68,489	60,502
The effect of removing stock-based compensation expense for non-GAAP presentation purpose	2,381	2,415	2,165	2,740
The effect of dilutive potential common shares due to reporting non-GAAP net income	4,496	4,682	4,611	4,538
Shares used in calculation - Diluted (Non-GAAP)	75,437	69,972	75,265	67,780

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN
(IN THOUSANDS, EXCEPT PERCENTAGES)
(UNAUDITED)

	Three months ended				Six months ended
	June 30, 2011		June 30, 2010		June 30, 2011		June 30, 2010
GAAP gross margin	$60,468	58.3%	$52,002	54.7%	$120,895	59.7%	$86,922	48.0%
Reconciling items:
Stock-based compensation	280	0.3%	143	0.2%	521	0.3%	369	0.2%
Amortization of intangible assets	14,758	14.2%	9,665	10.2%	25,413	12.6%	19,396	10.7%
Fair value adjustment related to acquired inventory	2,381	2.3%	3,778	4.0%	2,381	1.2%	16,018	8.8%
Non-GAAP gross margin	$77,887	75.1%	$65,588	69.0%	$149,210	73.7%	$122,705	67.7%

NETLOGIC MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	June 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$219,232	$256,167
Accounts receivables, net	40,794	19,829
Inventories	37,171	36,290
Deferred income taxes	7,498	8,428
Prepaid expenses and other current assets	11,799	11,458
Total current assets	316,494	332,172
Property and equipment, net	25,677	20,507
Goodwill	166,400	112,700
Intangible asset, net	216,693	180,838
Other assets	78,803	66,372
Total assets	$804,067	$712,589
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$23,309	$17,257
Accrued liabilities	23,957	27,848
Contingent earn-out liability, current	79,888	-
Deferred margin	5,543	4,242
Software licenses and other obligations, current	3,685	4,514
Total current liabilities	136,382	53,861
Contingent earn-out liability, long-term	298	-
Software licenses and other obligations, long-term	1,414	2,033
Other liabilities	40,166	37,782
Total liabilities	178,260	93,676
Stockholders' equity
Common stock	692	675
Additional paid-in capital	846,531	807,780
Accumulated other comprehensive loss	(2,725)	(28)
Accumulated deficit	(218,691)	(189,514)
Total stockholders' equity	625,807	618,913
Total liabilities and stockholders' equity	$804,067	$712,589

CONTACT: Green Communications Consulting, LLC
Leslie Green, 650-312-9060 (Investor Relations)
leslie@greencommunicationsllc.com
SOURCE: NetLogic Microsystems, Inc.